Exhibit (a)(1)(I)

Atlas Investissement Validation of Access Rights Due to legal restrictions, the information on this part of the website is not directed to, or accessible for, certain persons. You wish to enter the website which Atlas Luxco S.45 r.l. ("Atlas") has designated for the publication of documents and information in connection with Atlas' offers to purchase for cash, through separate but concurrent offers in Sweden (the "Swedish Offer") and the United States (the "US Offer"), all of the outstanding common shares, with nominal value USD 1.50 per share (each, a "Common Share," and collectively, the "Common Shares'), including Swedish Depositary Receipts representing Common Shares (each Swedish Depositary Receipt represents one Common Share) (each, an "SDR," and collectively, the "SDRs," and together with the Common Shares, the "Shares") of Millicom International Cellular S.A. ("Millicom" or the "Company"). In order to access further information in connection with the Offers, visitors of this website are requested to confirm notice of the following legal information. Enter your country of residence: Make a choice... Enter the country you are currently physically present in: Make a choice... Proceed Terms of use I Privacy policy I Cookie policy Offers Contact

Atlas Investissement VALIDATION OF ACCESS RIGHTS Due to legal restrictions, the information on this part of the website is not directed to, or accessible for, certain persons. We therefore kindly ask you to review the following information and provide the following confirmation each time you wish to be granted access to this part of the website. The information on this part of the website pertains to the Offers, which is not being made to persons whose participation in the Offers requires that any additional offer document is prepared, or registration effected, or that any other measures are taken in addition to those required under Swedish or US law, rules or regulations (including The Takeover Rules for Nasdaq Stockholm and Nordic Growth Market NGM). The distribution of the information on this website and any related offer documentation in certain jurisdictions may be restricted or affected by the laws of such jurisdiction. Accordingly, the information on this part of the website may not be forwarded, distributed, reproduced or otherwise made available in or into or accessed from any country in which the Offers would require that any additional offer document is prepared, or registration effected, or that any other measures are taken in addition to those required under Swedish or US law or where it would be in conflict with any law or regulation in such country, including Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa and Russia, and does not constitute an offer or solicitation to acquire, sell, subscribe or exchange securities, to persons in Australia. Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia. The Offers are not being made, directly or indirectly, in or into Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia. Accordingly, the Offers and any documentation relating to the Offers are not being, and should not be, sent, mailed or otherwise distributed or forwarded in or into or accessed from Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia. The Offers are not being, and must not be, made to shareholders with registered addresses in Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia. Banks, brokers, dealers and other nominees holding Shares for persons in Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia must not forward the Offers or any other document received in connection with the Offers to such persons. Any failure by such persons to inform themselves and observe applicable restrictions or requirements may constitute a violation of tie securities laws of Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia. To the fullest extent permitted by applicable law, Atlas disclaims any responsibility or liability for the violations of any such restrictions by any person. Any purported acceptance of the Offers resulting directly or indirectly from a violation of these restrictions may be disregarded. No consideration under the Offers will be delivered in or into Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia. The Swedish Offer shall be governed by and construed in accordance with Swedish substantive law, save for certain corporate law aspects which are governed by Luxembourg law. The courts of Sweden shall have exclusive jurisdiction over any dispute arising out of or in connection with the Swedish Offer and the Stockholm District Court shall be the court of first instance. The US Offer shall be governed and construed in accordance with US federal securities laws, as well as Swedish and Luxembourg law pursuant to certain exemptions where applicable. Offers Contact

Atlas Investissement The information on this website and any documentation related to the Offers has not been produced by, and has not been approved by, an "authorised person" for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (as amended, the "FSMA"). The communication of the information on this website and documents or materials related to the Offers to persons in the United Kingdom is exempt from the restrictions on financial promotions in section 21 of the FSMA on the basis that it is a communication by or on behalf of a body corporate which relates to a transaction to acquire shares in a body corporate and the object of the transaction may reasonably be regarded as being the acquisition of day to day control of the affairs of that body corporate, or to acquire fifty (50) per cent or more of the voting shares in that body corporate, within Article 62 (Sale of a body corporate) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Special notice to shareholders in the United States US holders, as defined in Rule 14d-1 of the Securities and Exchange Act of 1934 (the "Exchange Act") (the "US Holders"), of SDRs are advised that the SDRs are not registered under the US Securities Act of 1933, as amended. The Offers are being made in the United States in accordance with US federal securities laws, including Regulation 14D and Regulation 14E promulgated under the Exchange Act, subject to the exemptions provided by Rule 14d-1(d) (the "Tier II Exemptions") under the Exchange Act, and otherwise in accordance with the requirements of Swedish law. Accordingly, the Offers are subject to disclosure and other procedural requirements, including with respect to notice of extensions, withdrawal rights, settlement procedures and timing of payments, that are different from those applicable under US domestic tender offer procedures and law, and certain rules applicable to US tender offers made in the United States do not apply. Accordingly, US Holders of SDRs are advised of the risk that they may not be afforded the same rights under US federal securities laws by participating in the Swedish Offer. US Holders are encouraged to consult with their own advisors regarding the Offers. As permitted under the Tier II Exemptions, notices of extensions of the Offers and the settlement of the Offers are based on the applicable Swedish and Luxembourg law provisions which differ from the extension and settlement procedures customary in the United States, particularly as regards the time when notice must be given and payment of the consideration is rendered, respectively. The Offers, which are subject to Swedish law and Luxembourg law, are being made to holders of Common Shares and holders of SDRs in accordance with the applicable United States securities laws, and the exemptions applicable thereunder, in particular the Tier II Exemptions. It may be difficult for US Holders or other shareholders participating in the Swedish Offer to enforce their rights and any claims they may have arising under the US federal or state securities laws in connection with the Swedish Offer, since the Company and Atlas are located in countries other than the United States, and some or all of their officers and directors may be residents of countries other than the United States. US Holders may not be able to sue the Company or Atlas or their respective officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel the Company or Atlas and/or their respective affiliates to subject themselves to the jurisdiction or judgment of a US court. Offers Contact

Atlas Investissement To the extent permissible under applicable law and regulations, including Rule 14e-5 under the Exchange Act, Atlas and its affiliates or brokers (acting as agents for Atlas or its affiliates, as applicable) may from time to time after the date hereof directly or indirectly purchase or arrange to purchase SDRs outside the United States, or any securities that are convertible into, exchangeable for or exercisable for such Shares, other than pursuant to the Offers, during the period in which the Offers remain open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In addition, the financial advisors to Parent and/or the financial advisor to Atlas may also engage in ordinary course trading activities in securities of the Company, which may include purchases or arrangements to purchase such securities as long as such purchases or arrangements are in compliance with the applicable law, including Rule 14e-5 under the Exchange Act. Any information about such purchases will be announced to US Holders through relevant electronic media if, and to the extent, such announcement is required under applicable Swedish or US law, rules or regulations. In connection with the US Offer, any materials or communications included in this website are not a substitute for the tender offer materials that Atlas has filed or will file with the SEC, including the Tender Offer Statement and Rule 13e-3 Transaction Statement filed under cover of Schedule TO with the SEC, the Solicitation/Recommendation Statement filed under cover of Schedule 14D-9 with the SEC. The Tender Offer Statement, Rule 13e-3 Transaction Statement and Solicitation/Recommendation Statement have been or will be made available to Millicom's investors and security holders free of charge on this website under "Documents" and on the SEC's website (www.sec.gov) upon filing with the SEC. MILLICOM'S INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT, RULE 13E-3 TRANSACTION STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY ATLAS OR MILLICOM WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFERS. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFERS, ATLAS AND MILLICOM. THE OFFERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY US STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY US STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFERS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE OFFER TO PURCHASE OR RELATED MATERIALS, INCLUDING THE LETTER OF TRANSMITTAL. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE IN THE UNITED STATES. As a result of the restrictions set out above, this part of the website may not be accessed by persons who are resident or physically located in Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia. The above notice is required by the securities laws of Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa and Russia. Please confirm that you have read it and accept its terms. By clicking "Yes" below, you confirm that you have read and accept the information regarding the Offers, the conditions and restrictions as set out above. If you are resident or physically present in Australia, Belarus, Canada, Hong Kong, Japan, New Zealand, Singapore, South Africa or Russia, or do not accept the above terms, you must click "No". No Offers Contact

Atlas Investissement About the Offers On July 1, 2024, Atlas Luxco S.d r.l. ("Atlas"), a subsidiary of Atlas Investissement S.A.S., announced separate but concurrent public offers in Sweden (the "Swedish Offer") and the United States (the "US Offer", and together with the Swedish Offer, the "Offers") to the shareholders in Millicom International Cellular S.A. ("Millicom" or the "Company") to tender all of their outstanding common shares (the "Common Shares"), including Swedish Depositary Receipts representing Common Shares (each Swedish Depositary Receipt represents one Common Share) (the "SDRs," and together with the Common Shares, the "Shares") in Millicom to Atlas, for USD 24.00 per Common Share and USD 24.00 per SDR* (the "Offer Price"). Atlas has identified Millicom as an attractive investment opportunity due to its position as a regional market leader in Latin America and its strong position in South America, its high-quality assets and strong brand. Millicom has also demonstrated a long-term commitment to the region with its significant investments, which are expected to support digital development for the relevant populations and economies as well as the achievement of its ambitious ESG targets. The purpose of the Offers is for Atlas to continue to support the Company in the execution of its strategic plan. Specifically, Atlas wants to continue expanding the reach and capacity of Millicom's networks and distribution capabilities to grow its customer base and better leverage its comprehensive telecom expertise. Atlas believes that the Company will benefit from the long-term knowledge and experience in the telecoms sector across numerous jurisdictions of Purchaser Group (comprised of Atlas, Atlas Investissement S.A.S., NJJ Holding S.A.S., and Xavier Niel), as well as the I III creation of potential synergies that will allow Millicom to be better equipped to focus on long-term business goals, including pursuing any potential strategic transactions and acquisitions. * Corresponding to SEK 254.67 per SDR, based on an illustrative USD/SEK exchange rate of 10.6 as lof June 28, 2024. Offers Contact

Atlas Investissement Important dates FAQs Offer Period: July 1, 2024 - August 16, 2024 Estimated date of Settlement: On or around August 29, 2024 Please note: All dates are preliminary and may be subject to change This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Millicom. Further information about the Offers and the terms and conditions can be found in the press release announcing the Offers published on July 1, 2024, which is available on this website under "Press releases". Information about the Offers is also available in the offer document (the "Offer to Purchase") published on July 1, 2024, which is available on this website under "Documents," and in the Tender Offer Statement, Rule 13e-3 Transaction Statement cnd Solicitation/Recommendation Statement, which are or will be available on this website under "Documents" and on the SEC's website (www.sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SCRs and what is the form of payment in the Offers? Atlas is offering to pay USD 24.00 per Common Share in the US Offer and USD 24.00 per SDR (corresponding to sEK 254.67 per sDR, based on an Illustrative usD/sEK exchange rate of 10.6 as of June 28, 2024. The Offer Price per SDR in SEK that will be paid to :he holders of SDRs will be set based on the USD/SEK exchange rate as close to the settlement date as Atlas is able) in the Swedish Offer. In the US Offer, the Offer Price is payable net to the seller in cash, without interest, less any withholding taxes that may be applicable. In the Swedish Offer, settlement will be made in SEK and the Offer Price will be converted into SEK in connection with settlement. No fraction of a Common Share or SDR will be purchased from any holder. Atlas will not pay interest on the Offer Price for Common Shares. Offers Contact

Atlas Investissement FAQs This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Millicom. Further information about the Offers and the terms and conditions can be found in the press release announcing the Offers published on July 1, 2024, which is available on this website under "Press releases". Information about the Offers is also available in the offer document (the "Offer to Purchase") published on July 1, 2024, which is available on this website under "Documents," and in the Tender Offer Statement, Rule 13e-3 Transaction Statement and Solicitation/Recommendation Statement which are or will be available on this website under "Documents" and on the SEC's website (www.sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SDRs and what is the form of payment in the Offers? I hold Common Shares. How do I participate in the US Offer? Information about how to accept the US Offer is included in the Offer to Purchase under "The Tender Offers — Procedures for Tendering into the Offers — Tender of Common Shares", which is available on this website under Documents. Offers Contact

Atlas Investissement FAQs This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Millicom. Further information about the Offers and the terms and conditions can be found in the press release announcing the Offers published on July 1, 2024, which is available on this website under "Press releases". Information about the Offers is also available in the offer document (the "Offer to Purchase") published on July1, 2024, which is available on this website under "Documents," and in the Tender Offer Statement, Rule 73e-3 Transaction Statement and Solicitation/Recommendation Statement which are or will be available on this website under "Documents" and on the SEC's website (www.sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SDRs and what is the form of payment in the Offers? I hold Common Shares. How do I participate in the US Offer? I hold SDRs. How do I participate in the Swedish Offer? Information about how to accept the Swedish Offer is included in the Offer to Purchase under "The Tender Offers — Procedures for Tendering into the Offers — Tender of SDRs", which is available on this website under Documents. Offers Contact

Atlas Investissement FAQs This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Millicorn. Further information about the Offers and the terms and conditions can be found in the press release announcing the Offers published on July 1, 2024, which is available on this website under "Press releases". Information about the Offers is also available in the offer document (the "Offer to Purchase") published on July 1, 2024, which is available on this website under "Documents," and in the Tender Offer Statement, Rule 13e-3 Transaction Statement and Solicitation/Recommendation Statement, which are or will be available on this website under "Documents" and on the SEC's website (www.sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SDRs and what is the form of payment in the Offers? I hold Common Shares. How do I participate in the US Offer? I hold SDRs. How do I participate in the Swedish Offer? How long do I have to decide whether to tender into the Offers? Unless Atlas extends the Offers, you have until oie minute after 10:59 a.m. EST on August 16, 2024, to tender Common Shares into the US Offer, or one minute after 4:59 p.m. CEST on August 16, 2024, to tender SDRs into the Swedish Offer during the Offer Period, by which time the US Tender Agent or Swedish Settlement Agent, as applicable, must receive all documents necessary in accordance with the procedures set forth in the Offer to Purchase. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee you should be aware that such securities intermediaries may establish their own earlier cut-off times and dates for receipt of instructions to tender (or to submit a notice of withdrawal on ycur behalf, as applicable) to ensure that those instructions will be timely received by the US Tender Agent or Swedish Settlement Agent. Shareholders are responsible for determining and complying with any applicable cut-off times and dates. Offers Contact

Atlas Investissement FAQs This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Millicom. Further information about the Offers and the terms and conditions can be found in the press release announcing the Offers published on July 1, 2024, which is available on this website under "Press releases". Information about the Offers is also a✓ailable in the offer document (the "Offer to Purchase") published on July 1, 2024, which is a✓ailable on this website under "Documents," and in the Tender Offer Statement, Rule 13e-3 Transaction Statement and Solicitation/Recommendation Statement, which are or will be available on this website under "Documents" and on the SEC's website (www.sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SDRs and what is the form of payment in the Offers? I hold Common Shares. How do I participate in tie US Offer? I hold SDRs. How do I participate in the Swedish Offer? How long do I have to decide whether to tender into the Offers? When will I be paid for my Common Shares or SDRs tendered into the Offers? Atlas expects to pay for Common Shares and SDRs tendered into the Offers as soon as possib e in accordance with the applicable Swedish Takeover Rules after 10:59 a.m. EST on August 16, 2024 or one minute after 4:59 p.m. CEST on August 16, 2024; provided that Atlas has announced that the conditions for completion of the Offers have been satisfied or waived. Provided that such announcement takes place no later than August 19, 2024, settlement for SDRs is expected to be initiated on or around August 29, 2024. Offers Contact

Atlas Investissement How long do I have to decide whether to tender into the Offers? When will I be paid for my Common Shares or SDRs tendered into the Offers? If I decide not to tender, how will the Offers affect my Common Shares or SDRs? If you do not tender your Common Shares, you will continue to hold those Common Shares following consummation of the Offers. However, if the conditions for completion of the Offers are satisfied and the Offers are successful, to the extent legally permitted by applicable law, Atlas currently intends to delist the Common Shares from Nasdaq Stock Market, to terminate registration of the Common Shares under Section 12(g)(4) of the Exchange Act and to suspend Millicom's reporting obligations under Section 15(d) of the Exchange Act. If you do not tender your SDRs, you will continue to hold those SDRs following consummation of the Offers. Pursuant to Article 15 of Luxembourg law of 19 May 2006 transposing Directive 2004/25/EC of the European Parliament and of the Council of 21 April 2004 on takeover bids (the "Luxembourg Takeover Law"), if Atlas holds securities representing not less than ninety five (95) per cent of the capital carrying voting rights and ninety five (95) per cent of the voting rights in Millicom following the Offers, Atlas may request that the remaining Shareholders transfer their Shares to Atlas against a fair price (a "Takeover Squeeze-Our). Furthermore, pursuant to Article 16 of the Luxembourg Takeover Law, if following the Offers, Atlas (together with any person acting in concert with Atlas) holds securities carrying more than 90 per cent of the voting rights n Millicom, Shareholders may require that Atlas purchases the remaining Shares at a fair price (a "Takeover Sell-Our). In connection with a Takeover Squeeze-Out or a Takeover Sell-Out, Atlas intends to promote delisting of the SDRs in Millicom from Nasdaq Stockholm, Large Cap. Offers Contact

Atlas Investissement Transaction Statement and Solicitation/Recommendation Statement, which are or will be available on this website under "Documents" and on the SEC's website (www.sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SDRs and what is the form of payment in the Offers? I hold Common Shares. How do I participate in the US Offer? I hold SDRs. How do I participate in the Swedish Offer? How long do I have to decide whether to tender into the Offers? When will I be paid for my Common Shares or SDRs tendered into the Offers? If I decide not to tender, how will the Offers affect my Common Shares or SDRs? What are the conditions for completion of the Offers? The Offers are subject to conditions. The completion of the Offers is conditional upon, inter alia, the Offers being accepted to such extent that Atlas becomes the owner of Shares representing ninety five (95) per cent or more of the Shares in Millicom*. For the complete terms and conditions, please refer to the secticn "Conditions for completion of the Offers" in the press release with the offer announcement and the section "The Tender Offers-Terms of the Offers-Conditions for Completion of the Offers" in the Offer to Purchase. * Excluding 840,641 Common Shares and/or SDRs held in treasury by Millicom. Offers Contact

Atlas Investissement Transaction Statement and Solicitation/Recommendation Statement which are or will be available on this website under "Documents" and on the SEC's website (www. sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SDRs and what is the form of payment in the Offers? I hold Common Shares. How do I participate in the US Offer? I hold SDRs. How do I participate in the Swedish Offer? How long do I have to decide whether to tender into the Offers? When will I be paid for my Common Shares or SDRs tendered into the Offers? If I decide not to tender, how will the Offers affect my Common Shares or SDRs? What are the conditions for completion of the Offers? Which regulatory approvals are required? The completion of the Offers is conditional upon all necessary clearances, approvals, decisions, and other actions from authorities or similar, including approvals from competition authorities, being obtained, in each case on terms which, in Atlas' opinion, are acceptable. According to Atlas' assessment, the Offers will require customary regulatory approvals in the United States, Bolivia and Colombia. Atlas has initiated the work on filings relevant for the transaction. Atlas expects necessary clearances to be obtained prior to the end of the Offer Period. Offers Contact

Atlas Investissement Transaction Statement and Solicitation/Recommendation Statement, which are or will be available on this website under "Documents" and on the SEC's website (www. sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SDRs and what is the form of payment in the Offers? I hold Common Shares. How do I participate in the US Offer? I hold SDRs. How do I participate in the Swedish Offer? How long do I have to decide whether to tender into the Offers? When will I be paid for my Common Shares or SDRs tendered into the Offers? If I decide not to tender, how will the Offers affect my Common Shares or SDRs? What are the conditions for completion of the Offers? Which regulatory approvals are required? What are the tax consequences of tendering my Common Shares or SDRs? For tax-related questions, please consult your own tax advisor about the tax consequences that you may be subject to. Please also see the section "The Tender Offers-Tax Considerations' included in the Offer to Purchase. Offers Contact

Atlas Investissement on this website under "Documents" and on the SEC's website (www.sec.gov) upon filing with the SEC. How much is Atlas offering to pay for my Common Shares or SDRs and what is the form of payment in the Offers? I hold Common Shares. How do I participate in the US Offer? I hold SDRs. How do I participate in the Swedish Offer? How long do I have to decide whether to tender into the Offers? When will I be paid for my Common Shares or SDRs tendered into the Offers? If I decide not to tender, how will the Offers affect my Common Shares or SDRs? What are the conditions for completion of the Offers? Which regulatory approvals are required? What are the tax consequences of tendering my Common Shares or SDRs? Who can I contact if I have questions about the Offers? Holders of Common Shares in the US may call D.F. King & Co., Inc., as information agent for the US Offer at (212) 269-5550, or at (866) 356-6140 (US toll-free). Material requests (only) may be made to the D.F. King & Co., Inc. by email millicom@dfking.com. Holders of SDRs, whose SDRs are directly registered with Euroclear Sweden can direct their questions regarding administration of the Swedish Offer to Handelsbanken Issue Department by email to issuedept@handelsbanken.se. Holders of SDRs, whose holdings are registered in the name of a nominee, i.e. a bank or other nominee, should contact their nominee regarding administrative questions regarding the Swedish Offer. Offers Contact

Atlas Investissement Press releases Documents Media contact Investor contact Terms of use I Privacy policy I Cookie policy Atlas Luxco Publication of OTP (01 07 2024) Atlas Luxco Offer Announcement (01 07 2024) SFC Filing: Schedule 13D (03 07 2024) SEC Filing: Tender Offer Statement and Rule 13e-3 Transaction Statement (01 07 2024) Atlas Luxco Offer to Purchase (01 07 2024) Louise Tingstram / Cornelia Schnepf atlas@finelk.eu contact@atlas-investissement.com inyestors@atlas-investissement.com Offers Contact